Exhibit 99

NEWS
FOR IMMEDIATE RELEASE
NORTHBROOK, Ill., December 12, 2018 – The Allstate Corporation (NYSE: ALL)
Contacts:
Greg Burns                John Griek
Media Relations                Investor Relations
(847) 402-5600                (847) 402-2800

Allstate Announces Impact of California Wildfires
Also Discloses Estimated Pension Settlement Loss

November 2018 Catastrophe Loss Estimate
Allstate today announced estimated catastrophe losses for the month of November 2018 of $685 million, pre-tax ($541 million, after-tax). Catastrophe losses occurring in November comprised six events at an estimated cost of $679 million, pre-tax ($536 million, after-tax), plus unfavorable reserve reestimates of prior reported catastrophe losses. Allstate previously announced $202 million, pre-tax ($160 million, after-tax), in estimated catastrophe losses for the month of October 2018, bringing catastrophe losses for the months of October and November 2018 to $887 million, pre-tax ($701 million, after-tax).
Two wildfires in the state of California, the Camp and Woolsey Fires, created significant loss of life and property. Allstate has rapidly responded and is helping customers rebuild their lives providing gross insurance payments of over $1.2 billion, despite reducing policies in force in California by approximately 50% over the last ten years. Allstate's net losses in November related to the Camp and Woolsey Fires are estimated at $670 million, pre-tax ($529 million, after-tax), and reflect the impact of reinsurance recoveries and reinstatement premiums. "It's time to address the impact that more severe weather is having on Americans instead of fighting about climate change," said Tom Wilson, Chairman, President and Chief Executive Officer of The Allstate Corporation. "This year there have been approximately 7,500 wildfires in California, Hurricanes Florence and Michael and a swath of severe weather across the United States, putting our customers in danger and at risk of losing their homes and hard-earned money. We are grateful for the support of first responders and government officials in dealing with these events. It is now time to come up with longer term solutions, such as ensuring power lines are properly maintained, homes have natural fire barriers and building codes reflect increased severe weather," concluded Wilson.
Fourth Quarter 2018 Pension Settlement Loss Estimate
During the third quarter, the Company concluded that benefit payments from its qualified employee pension plan would exceed a threshold of service and interest cost, resulting in a pension settlement loss of $61 million, pre-tax. Pension settlement losses represent an acceleration of unrecognized pension benefit costs and have no impact on shareholders' equity or book value, as they represent income statement recognition of balances previously included in accumulated other comprehensive income. The Company expects to record an additional pension settlement loss, based on current market conditions, of approximately $100 million to $125 million, pre-tax, in the fourth quarter of 2018 within the Corporate and Other segment.

Financial information, including material announcements about The Allstate Corporation, is routinely posted on www.allstateinvestors.com.

Forward-Looking Statements
This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent annual report on Form 10-K. Forward-looking statements are as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.
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